Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (as may be amended, modified, or supplemented from time to time, this “Agreement”) is made and entered into as of July 29, 2019, by and between Foamix Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”) and Perceptive Life Sciences Master Fund, Ltd., a Cayman Islands corporation (the “Purchaser”).

WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form S-3 (File No. 333-224084), including a prospectus, relating to the shares to be issued and sold pursuant to this Agreement. The term “Registration Statement” as used herein refers to such registration statement (including all financial schedules and exhibits), as amended or as supplemented and includes information contained or incorporated by reference in the prospectus filed with the Registration Statement (the “Prospectus”) and any supplement thereto (a “Prospectus Supplement”), in each case, filed with the SEC pursuant to Rule 424(b) of the rules under the Securities Act and deemed to be part thereof at the time of effectiveness (the “Effective Date”) pursuant to Rule 430B of the rules under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions herein contained, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1          Closing. The Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, 6,542,057 of the Company’s ordinary shares (the “Shares”), as set forth opposite their names on Schedule I hereto, at a purchase price of $2.14 per share, for an aggregate purchase price of $14,000,000 (the “Purchase Price”).  Upon satisfaction of the conditions set forth in Section 1.2, the closing of the purchase and sale of the Shares (the “Closing Date”) shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP on July 31, 2019, or at such other place or on such other date as the parties shall mutually agree.  Unless otherwise agreed upon by the Company and the Purchaser, settlement of the Shares shall occur via “Delivery Free of Payment” (i.e., the Purchaser shall make payment for the Shares purchased by it by wire transfer to the Company on the Closing Date, upon confirmation of receipt of the wire, the Company shall issue the Shares registered in the Purchaser’s name and address, which shall be released by the Transfer Agent (as defined herein) directly to the account of the Purchaser).

1.2          Closing Conditions.

(a)          As a condition to the Purchaser’s obligation to consummate the transactions contemplated hereby, at the Closing, the Company shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Purchaser the items set forth below, as appropriate:

(i)            a copy of this Agreement duly executed by the Company;

(ii)          (a) a copy of the irrevocable instructions to Continental Stock Transfer & Trust (the “Transfer Agent”) instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the Shares, registered in the name of the Purchaser and (b) Company has released the Shares for delivery to the Purchaser through the book-entry facilities of The Depository Trust Company) at the account specified below:

Merrill Lynch Account Number at DTC:  55U-20810

Further credit to:

A/C Name: Perceptive Life Sciences Master Fund LTD
A/C Number: 84780315D8

(iii)          the representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on the date of the Closing;

(iv)          all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of the Closing shall have been performed or complied with in all material respects;

(v)          no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.

(vi)          a copy of the filed notification form listing the Shares on the Nasdaq Stock Market;

(vii)         the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(viii)        a closing certificate in form and substance reasonably satisfactory to the Purchaser;

(ix)          there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof; and

(x)          from the date hereof to the Closing Date, trading in the Company’s ordinary shares shall not have been suspended by the SEC or the Nasdaq Stock Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

(b)          As a condition to the Company’s obligation to consummate the transactions contemplated hereby, at the Closing, the Purchaser shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Company the items set forth below, as appropriate:

(i)            a copy of this Agreement duly executed by the Purchaser;

(ii)           the Purchase Price is paid by wire transfer of immediately available funds to the account of the Company set forth below:

Bank: Bank Hapoalim B.M., New York
          1120 Avenue of the Americas
            New York, NY 10036
Swift Code: POALUS33
Beneficiary Name: Foamix Pharmaceuticals Inc.
Beneficiary Account Number: 0108554701
Ref: Routing & Transit#: 026008866;

(iii)          the representations and warranties made by the Purchaser herein shall be true and correct in all material respects on the date hereof and on the date of the Closing;

(iv)          the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or before the Closing; and

(v)          no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.

(vi)         the Purchaser or its affiliates shall have provided the Company’s subsidiary with the full amount of the Tranche 1 Loan under the Credit Agreement and Guaranty among the Company, the Company’s subsidiary, lenders from time to time party thereto, the subsidiary guarantors from time to time party thereto and Perceptive Credit Holdings II, L.P., dated July 29, 2019.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1          Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as of the date hereof and as of the date of the Closing to the Purchaser:

(a)        The Company has the requisite corporate power and authority and legal capacity to enter into, and to carry out its obligations under, this Agreement.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(b)        This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(c)         No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings which have been made or will be made in a timely manner.

(d)       The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiary, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject; (ii) result in any violation of the provisions of the articles of association, charter or by-laws (or similar organizational documents) of the Company or of its subsidiary; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their properties or assets, except, for purposes of clauses (i) and (iii) above, any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)         Neither the Company nor its subsidiary (i) has any outstanding obligations to the Israel Innovation Authority (previously known as the Office of the Chief Scientist) of the Ministry of Economy of the State of Israel (the “IIA”) or (ii) is in violation with respect to any instrument of approval granted to it by the Authority for Investments and Development of the Industry and Economy (previously known as the Investment Center) of the Ministry of Economy of the State of Israel (the “Investments Authority”).

(f)        The Registration Statement relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder; (ii) been filed with the SEC under the Securities Act; (iii) become effective under the Securities Act and (iv) no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or Prospectus Supplement has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC.

(g)        The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed, and the Prospectus Supplement will conform, in all material respects when filed with the SEC pursuant to Rule 424(b) under the Securities Act and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Registration Statement conformed, and any further documents so incorporated will conform, when filed with the SEC, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, as applicable, and the rules and regulations thereunder.

(h)        The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated by reference in the Registration Statement did not, and any further documents filed and incorporated by reference therein will not, as of the respective filing dates of each document, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)         The Prospectus does not, and the Prospectus Supplement will not, in each case, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)        Each of the Company and its subsidiary has been duly organized, is validly existing and in good standing (where such concept is applicable) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing (where such concept is applicable) as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiary taken as a whole (a “Material Adverse Effect”). The Company and its subsidiary have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Foamix Pharmaceuticals Inc. The subsidiary of the Company is not a “significant subsidiary,” as defined in Rule 405 under the Securities Act. The Company has not been designated as a “breaching company,” within the meaning of the Israeli Companies Law 5759-1999, by the Registrar of Companies of the State of Israel.

(k)       The Company has an authorized share capital as set forth in each of the Prospectus and the Prospectus Supplement, and all of the issued shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and the Prospectus Supplement and were issued in compliance with Israeli securities laws and, to the extent applicable, U.S. Federal and State securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and the Prospectus Supplement and were issued in compliance with Israeli securities laws and, to the extent applicable, U.S. Federal and State securities laws. All of the issued shares of capital stock or other ownership interest of the subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)         The Shares to be issued and sold by the Company to the Purchaser hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Prospectus and the Prospectus Supplement, will be issued in compliance with U.S. federal and state securities laws, and will be free of statutory and contractual preemptive rights, rights of first refusal and any other similar rights of any share holder.

(m)       The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Prospectus and the Prospectus Supplement comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(n)        Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, who have certified certain financial statements of the Company and its consolidated subsidiary, whose report appears in the Prospectus and the Prospectus Supplement or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(o)        The Company and its subsidiary maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company and its subsidiary maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its subsidiary reviewed or audited by the Company’s independent auditor and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the Prospectus Supplement fairly present the information called for in all material respects and are prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(p)        (i) The Company and its subsidiary maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiary in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiary, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decision regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(q)        Since the date of the most recent balance sheet of the Company reviewed or audited by Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or its subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and its subsidiary; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(r)        There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(s)         Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Prospectus Supplement, neither the Company nor its subsidiary has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, except as set forth or contemplated in the Prospectus and the Prospectus Supplement and other than equity incentive awards granted to employees, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business or otherwise set forth or contemplated in the Prospectus and the Prospectus Supplement, (iv) entered into any material transaction not in the ordinary course of business, except as set forth or contemplated in the Prospectus and the Prospectus Supplement, or (v) declared or paid any dividend on its share capital, and since such date there has not been any change in the share capital (other than the issuance of ordinary shares, if any, pursuant to employee incentive plans described in the Prospectus and the Prospectus Supplement) or in long-term debt of the Company or its subsidiary, or any adverse change or any development involving a prospective adverse change in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiary taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)         The Company and its subsidiary have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Prospectus and the Prospectus Supplement or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiary. All assets held under lease by the Company and its subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiary.

(u)        The Company and, to the Company’s knowledge, its directors, officers, employees, and agents (while acting in such capacity) are, and at all times prior hereto have been, in compliance with, all health care laws and regulations applicable to the Company or any of its product candidates or activities, including development and testing of pharmaceutical products, kickbacks, recordkeeping, documentation requirements, the hiring of employees, quality, safety, privacy, security, licensure, accreditation or any other aspect of developing and testing health care or pharmaceutical products (collectively, “Health Care Laws”), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the United States Food and Drug Administration (“FDA”), the Drug Enforcement Agency (“DEA”), the Centers for Medicare & Medicaid Services, the U.S. Department of Health and Human Services Office of Inspector General and the Ministry of Health of the State of Israel, of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company under any Health Care Laws.

(v)        Except as would not reasonably be expected to have a Material Adverse Effect, the Company owns or possesses adequate rights to use all patent applications, patents, trademarks, trade names, trademark registrations, service marks, service mark registrations, copyrights, licenses, knowhow, software, systems and technology (including trade secrets and other unpatented or un-patentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) necessary for the conduct of its business as currently conducted or as proposed in the Prospectus or Prospectus Supplement to be conducted. The Company owns all Intellectual Property described in the Prospectus or Prospectus Supplement as being owned by it (“Company Intellectual Property”). To the Company’s knowledge, and except as described in the Prospectus or Prospectus Supplement: (i) there are no third parties who have rights to any Company Intellectual Property; and (ii) there is no infringement by third parties of any Company Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or its subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Prospectus or Prospectus Supplement as under development, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiary have complied in all material respects with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. The product candidates described in the Prospectus or Prospectus Supplement, fall within the scope of the claims of one or more patents or patent applications owned by the Company, though not all features or aspects of such product candidates are necessarily protected by such claims.

(w)       The Company and its subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign, including Israeli, regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Prospectus or Prospectus Supplement (“Permits”), except where the failure to possess any Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor its subsidiary is in violation of, or in default under, any of the Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor has the Company or its subsidiary received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such material Permit. Neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company has not applied for “approved enterprise”, “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the IIA or the Investments Authority.

(x)        Except as disclosed in the Prospectus or Prospectus Supplement or as would not reasonably be expected to have a Material Adverse Effect, during the three (3) year period ending on December 31, 2018, the Company has not had any research and development site (whether Company-owned or that of a contractor or a joint developer for Company product candidates) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company product candidates, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(y)        Except as would not reasonably be expected to have a Material Adverse Effect, (i) there are no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company products (“Safety Notices”) during the three (3) year period ending on December 31, 2018, (ii) such Safety Notices, if any, were resolved or closed, and (iii) to the Company’s knowledge, there are no material complaints with respect to the Company products that are currently unresolved. There are no Safety Notices, or, to the Company’s knowledge, material product complaints with respect to the Company products, and to the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to the Company products, (ii) a material change in labeling of any the Company products, or (iii) a termination or suspension of marketing or testing of any the Company products.

(z)        The clinical and preclinical studies and tests conducted by the Company, and, to the knowledge of the Company, the clinical and preclinical studies and tests conducted on behalf of or sponsored by the Company, were, and if still pending, are, being conducted in all material respects in accordance with all applicable Health Care Laws and standard medical and scientific research procedures, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312. Any descriptions of clinical, pre-clinical and other studies and tests, including any related results and regulatory status, contained in the Prospectus or Prospectus Supplement are accurate in all material respects. Except as disclosed in the Prospectus or Prospectus Supplement and to the Company’s knowledge, there are no studies, tests or trials the result of which reasonably call into question in any material respect the clinical trial results described or referred to in the Prospectus or Prospectus Supplement. No investigational new drug application has been filed by or on behalf of the Company with the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the Company’s knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical study or trial conducted or proposed to be conducted by or on behalf of the Company. The Company has made all such filings and obtained all such approvals as may be required by the Israeli Ministry of Health, the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S., Israeli or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies, except where the failure to make such filings, obtain such approval or comply with such rules, regulations and policies could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(aa)       The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority.

(bb)      Neither the Company, nor, to the Company’s knowledge, any of its directors, officers, employees and agents, is debarred or excluded, or has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion, from any federal or state government health care program under 21 U.S.C. Sec. 335a or any similar state law, rule or regulation. As of the Effective Date, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment or exclusion are pending or, to the Company’s knowledge, threatened against the Company or its directors, officers, employees or agents.

(cc)      There are no legal or governmental proceedings pending to which the Company or its subsidiary is a party or of which any property or assets of the Company or its subsidiary is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(dd)      There are no contracts or other documents required to be described in the Prospectus or Prospectus Supplement or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Prospectus or Prospectus Supplement, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor its subsidiary has knowledge that any other party to any such contract or other document has any intention not to render full performance in all material respects as contemplated by the terms thereof.

(ee)       Neither the Company nor its subsidiary (i) is in violation of its articles of association, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)        The Company and its subsidiary (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign. national, state, provincial, regional, or local authority relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability or other obligation would not, in the aggregate reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus Supplement, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or its subsidiary under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (y) the Company and its subsidiary are not aware of any issues regarding compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a Material Adverse Effect.

(gg)      The Company and its subsidiary have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or its subsidiary, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)      (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code in all material respects; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ii)        Neither the Company nor its subsidiary is, and as of the Closing Date and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus and the Prospectus Supplement, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(jj)        The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the SEC.

(kk)      A notification filing related to the listing of the Shares to be sold by the Company has been made and filed with The Nasdaq Global Market for the listing of the Shares on The Nasdaq Global Market, and the Company has received no objection thereto.

(ll)        Neither the Company nor its subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiary while acting in such capacity, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, Section 291A of the Israel Penal Law, 5733-1973 and the rules and regulations thereunder and any other similar foreign or domestic law or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company has  policies and procedures to ensure, and which are reasonably expected to ensure, continued compliance with the laws and regulations referenced in clause (iii) of this paragraph.

(mm)    The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)      Neither the Company nor its subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the transaction contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of knowingly financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo)      Subject to the qualifications and assumptions set forth in the Prospectus and the Prospectus Supplement, the Company does not believe it is, for its most recently completed taxable year, a “passive foreign investment company” (as defined in Section 1297 of the Code, and the regulations promulgated thereunder). Based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” for any foreseeable subsequent taxable year.

(pp)      Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment to prior judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(qq)      No person has any right to cause the Company or its subsidiary to effect the registration under the Securities Act of any securities of the Company or its subsidiary.

(rr)       No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions hereby. To the knowledge of the Company, the Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated hereby.

(ss)       The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.

2.2          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the date of the Closing to the Company as follows:

(a)        The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser.

(b)        This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(c)        The Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Shares as have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.  Other than to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(d)        The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(e)        From and after April 29, 2019 and until the date of this Agreement, the Purchaser has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares of the Company, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood) any equity security of the Company. The Purchaser covenants that it will not, nor will it authorize or permit any person acting on its behalf to, engage in any such transactions until following the Closing.

ARTICLE III
MISCELLANEOUS

3.1          Lock-Up. For a period commencing on the date hereof and ending on the sixtieth (60th) day after the date hereof (the “Lock-Up Period”), the Purchaser agrees not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares or securities convertible into or exercisable or exchangeable for Shares or sell or grant options, rights or warrants with respect to any Shares or securities convertible into or exchangeable for Shares, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Shares or other securities, in cash or otherwise, or (C) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Company.

3.2          Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

3.3          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements, discussions and understandings between them.  No course of prior dealings between the parties shall be relevant to supplement or explain any term used in this Agreement.

3.4          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is set forth on the Company’s and the Purchaser’s signature pages attached hereto, as applicable. For purposes of this Agreement, “Trading Day” shall mean a day on which the Company’s ordinary shares are traded on the Nasdaq Stock Market, or, if the Company’s ordinary shares are not eligible for trading on the Nasdaq Stock Market, any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.5          Amendments and Waivers. No provision of this Agreement may be amended, terminated or waived except by a written instrument referring specifically to this Agreement and signed by all parties hereto or their authorized representatives. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.6          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

3.9          Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares.

3.10          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

3.11          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.12          Termination.  This Agreement may be terminated by the Purchaser by written notice to the Company, if the Closing has not been consummated on or before August 31, 2019; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

3.13          Waiver of Jury Trial.   The Company and the Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

3.14          Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints its wholly owned U.S. subsidiary, Foamix Pharmaceuticals Inc., as its agent in the United States upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided on the signature page hereto shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

3.15          Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

3.16          Judgment Currency. The obligation of the Company in respect of any sum due to the Purchaser under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by the Purchaser of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) the Purchaser may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to the Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Purchaser against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to the Purchaser hereunder, the Purchaser agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to the Purchaser hereunder.

*     *     *     *     *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

FOAMIX PHARMACEUTICALS LTD. By: /s/ David Domzalski Name: David Domzalski Title: Chief Executive Officer By: /s/ Ilan Hadar Name: Ilan Hadar Title: Country Manager and CFO

Address for Notice:

2 Holzman Street, Weizmann Science Park
Rehovot 7670402, Israel
Fax: + (972) 8-9474356
Attention: Ilan Hadar, CFO

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Attention: Andrea L. Nicolas, Esq.

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD. By: /s/ James H. Mannix Name: James H. Mannix Title: Chief Operating Officer

Address for Notice:

Perceptive Advisors, LLC
51 Astor Place – 10th Floor
New York, NY 10003
Attention: Steve Berger

With a copy to (which shall not constitute notice):

Proskauer Rose LLP
1001 Pennsylvania Avenue, NW
Suite 600 South
Washington, DC 20004
Attention:  Frank Zarb, Esq.

[Signature Page to Securities Purchase Agreement]

Schedule I

Purchaser	Number of Shares Purchased
Perceptive Life Sciences Master Fund, Ltd.	6,542,057